UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 27, 2004


                         PARALLEL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


          0-13305                                       75-1971716
(Commission file number)                   (IRS employer identification number)


1004 N. Big Spring, Suite 400, Midland, Texas             79701
(Address of principal executive offices)               (Zip code)


                                 (432) 684-3727
              (Registrant's telephone number including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an
          Off- Balance Sheet Arrangement of a Registrant.


         On September 27, 2004, Parallel Petroleum Corporation and its subsidiaries, Parallel, L.P. and Parallel, L.L.C., entered into a Second Amended and Restated Credit Agreement (or the Credit Agreement) with First American Bank, SSB, BNP Paribas, Citibank, F.S.B. and Western National Bank. We entered into the Credit Agreement for the primary purpose of being able to borrow additional funds with which to purchase oil and gas properties, including our September 27, 2004 purchase of producing oil and gas properties from Chevron U.S.A. Inc. You can find additional information about our agreement with Chevron in our Form 8-K Report dated September 16, 2004 and filed with the Securities and Exchange Commission (or SEC) on September 22, 2004 and in our Form 8-K Report dated September 27, 2004 and filed with the SEC on October 1, 2004.

         The Credit Agreement provides for a revolving credit facility which means that we can borrow, repay and reborrow funds drawn under the credit facility. The total amount that we can borrow and have outstanding at any one time is limited to the lesser of $200 million or the "borrowing base" established by our lenders. The current borrowing base, after giving effect to the purchase of properties from Chevron, is $72 million. The principal amount presently outstanding under the credit facility is $55 million. The amount of the borrowing base is based primarily upon the estimated value of our oil and gas reserves. The borrowing base amount is redetermined by the lenders semi-annually on or about April 1 and October 1 of each year or at other times required by the lenders or at our request. If, as a result of the lenders' redetermination of the borrowing base, the outstanding principal amount of our loan exceeds the borrowing base, we must either provide additional collateral to the lenders or repay the principal of the note in an amount equal to the excess. Except for the principal payments that may be required because of our outstanding loans being in excess of the borrowing base, interest only is payable monthly.

         Loans made to us under this credit facility bear interest at First American Bank's base rate or the LIBOR rate, at our election. Generally, First American Bank's base rate is equal to the sum of (a) the prime rate published in the Wall Street Journal, and (b) if the principal amount outstanding is equal to or greater than 85% of the borrowing base established by the lenders, a margin of 2.00%.

         The LIBOR rate is generally equal to the sum of (a) the rate designated as "British Bankers Association Interest Settlement Rates" and offered on one, two, three, six or twelve month interest periods for deposits of $1.0 million, and (b) a margin ranging from 4.75% to 2.75%, depending upon the outstanding principal amount of the loans. If the principal amount outstanding is equal to or greater than 85% of the borrowing base established by the lenders, the margin is 4.75%. If the principal amount outstanding is equal to or greater than 75% of the borrowing base, but less than 85% of the borrowing base, the margin is 2.75%. If the principal amount outstanding is equal to or greater than 50%, but less than 75% of the borrowing base, the margin is 2.50%.If the principal amount outstanding is less than 50% of the borrowing base, the margin is 2.25%.


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         The interest rate we are required to pay, including the applicable margin, may never be less than 4.50%.

         In the case of base rate loans, interest is payable on the last day of each month. In the case of LIBOR loans, interest is payable on the last day of each applicable interest period.

         If the total outstanding borrowings under the credit facility are less than the borrowing base, an unused commitment fee is required to be paid to the lenders. The amount of the fee is .25% of the daily average of the unadvanced amount of the borrowing base. The fee is payable quarterly.

         If the borrowing base is increased, we are required to pay a fee of ..375% on the amount of any increase in the borrowing base.

         As required by the Credit Agreement, we paid a facility fee in the amount of $300,000.

         All outstanding principal under the revolving credit facility is due and payable on December 20, 2008. The maturity date of our outstanding loans may be accelerated by the lenders upon the occurrence of an event of default under the Credit Agreement. Generally, the events of default specified in the Credit Agreement include:

          .    failure to timely pay the interest on and principal of the loans;

          . any representation or warranty being untrue in any material respect;

          . failure to observe or perform any of the covenants contained in the loan documents;

          . default on indebtedness (other than under the Credit Agreement) of $250,000 or more;

          .    liquidation or reorganization under any insolvency loan;

          .    final judgment against us in the amount of $250,000 or more;

          . the occurrence of an event of default under any of our hedging transactions;

          .    the occurrence of a change of control;

          . the imposition of any lien for failure to pay income, payroll or similar taxes; or

          . any of the loan documents between us and the lenders ceasing to be in full force and effect.


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         Parallel, L.L.C., a subsidiary of Parallel Petroleum Corporation, guaranteed payment of the loans.

         Our obligations to the lenders are secured by substantially all of our oil and gas properties.

         In addition to customary affirmative covenants, the Credit Agreement contains various restrictive covenants and compliance requirements. Among these restrictions are limitations on our ability to:

          .    dispose of assets;

          .    incur additional indebtedness;

          .    create liens on our assets;

          .    enter into specified investments or acquisitions;

          . repurchase, redeem or retire our capital stock or other securities;

          . merge or consolidate, or transfer all or substantially all of our assets and the assets of our subsidiaries;

          . engage in specified transactions with subsidiaries and affiliates;

          .    engage in other specified corporate activities; and

          . the Credit Agreement also contains restrictions on all retained earnings and net income for payment of dividends on our common stock.

         The Credit Agreement also requires that we have:

          . at the end of each quarter, a current ratio (as defined in the Credit Agreement) of at least 1.1 to 1.0;

          . at the end of each quarter, a funded debt ratio (as defined in the Credit Agreement) of not more than 3.0 to 1.0; and

          . at all times, adjusted consolidated net worth (as defined in the Credit Agreement) of at least (a) $50.0 million, plus (b) seventy-five percent (75%) of the net proceeds from any equity securities issued by Parallel, plus (c) fifty percent (50%) of Parallel's consolidated net income for each fiscal quarter, if positive, and zero percent (0%) if negative.

         As part of the closing transactions under the Credit Agreement, Parallel and its subsidiaries also entered into a separate commitment letter with the lenders. Under the commitment letter, the lenders have agreed to make available an additional


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$20,500,000 under the Credit Agreement for Parallel's completion of the purchase of oil and gas properties from Caprock Oil & Gas, L.P. and other third parties owning interests in these same properties, including one of the principals of Caprock Oil & Gas, L.P.; and for Parallel's purchase of additional working interests in its Fullerton property located in Andrews County, Texas. The commitment is subject to certain conditions, including:

          . title to, and the environmental condition of, all of the properties being satisfactory to the lenders;

          .    completion of the property acquisitions by October 31, 2004; and

          .    other customary closing conditions.

         The commitment letter also provides that the borrowing base under the Credit Agreement will be automatically reduced by $10 million on April 1, 2005 if all of the Caprock properties are acquired.




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Item 9.01 Financial Statements and Exhibits.

         (c) Exhibits.

             Exhibit No.             Description


                10.1 Second Amended and Restated Credit Agreement, dated as of September 27, 2004, among Parallel Petroleum Corporation, Parallel, L.P., Parallel, L.L.C. and First American Bank, SSB, BNP Paribas, Citibank F.S.B. and Western National Bank




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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 30, 2004


                              PARALLEL PETROLEUM CORPORATION


                              By:  /s/ Larry C. Oldham
                              ------------------------------------
                              Larry C. Oldham, President and Chief
                              Executive Officer





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